                                                                    EXHIBIT 12.1

Pacer International, Inc.
Ratio of Earnings to Fixed Charges


                                           Pro Forma
                                             For the      Pro Forma
                                           Fiscal Year   For the Six      For the        For the
                                              Ended         Months      Fiscal Year    Period Dec.
                                             Dec. 25,     Ended June       Ended       28, 1996 to
                                               1998        25, 1999    Dec. 27, 1996  Nov. 12, 1997
                                           -------------  ------------ -------------  -------------
Earnings:
Income before taxes and minority               $25.9         $14.1          $61.5          $36.8
     interest charge
Less: Minority interest charge                  (1.8)         (0.9)           -              -
Plus:
    Interest                                    30.1          14.9            -              2.0
    Estimated interest on rent                  18.3           9.3           11.7           12.4
                                           ------------- -------------- -------------- --------------
                                                72.5          37.4           73.2           51.2
Fixed Charges:
    Interest                                    30.1          14.9            -              2.0
    Estimated interest portion of  rent
          expense                               18.3           9.3           11.7           12.4
                                           ------------- -------------- -------------- --------------
                                                48.4          24.2           11.7           14.4

Ratio of Earnings to Fixed Charges               1.5x          1.5x           6.2x           3.6x
                                           ============= ============== ============== ==============

                                            For the        For the                    For the Six
                                          Period Nov.    Fiscal Year    For the Six      Months
                                          13, 1997 to    Ended Dec.    Months Ended    Ended June
                                         Dec. 26, 1997    25, 1998     June 26, 1998    25, 1999
                                         -------------- -------------- -------------- -------------
Earnings:
Income before taxes and minority               $1.7          $33.2           $8.2          $16.4
     interest charge
Less: Minority interest charge                  -              -              -             (0.1)
Plus:
    Interest                                    0.3            -              0.3            2.4
    Estimated interest on rent                  1.8           16.6            8.4            8.5
                                          -------------- -------------- -------------- -------------
                                                3.8           49.8           16.9           27.2
Fixed Charges:
    Interest                                    0.3            -              0.3            2.4
    Estimated interest portion of  rent                                       8.4            8.5
          expense                               1.8           16.6
                                          -------------- -------------- -------------- -------------
                                                2.1           16.6            8.7           10.9

Ratio of Earnings to Fixed Charges              1.8x           3.0x           1.9x           2.5x
                                          ============== ============== ============== =============



Note: The estimated interest portion of rent expense is assumed to be one-third of rent expense.